TEXACO REPORTS FIRST QUARTER 2001 RESULTS
                   -----------------------------------------

FOR IMMEDIATE RELEASE:  THURSDAY, APRIL 26, 2001.
------------------------------------------------

        WHITE PLAINS, N.Y., April 26 -- Texaco reported today first quarter 2001 income before special items of $836 million ($1.54 per share). Net income for the period was $833 million ($1.53 per share).


                                EARNINGS SUMMARY
                                  First Quarter
                               ------------------
                                              2001             2000
----------------------------------------------------------------------
 Income before special
  items (millions)                           $ 836            $ 602
               Per Share                     $1.54            $1.10
 Net Income (millions)                       $ 833            $ 574
               Per Share                     $1.53            $1.05
----------------------------------------------------------------------

   Chairman and Chief Executive Officer Glenn Tilton commented, "Our outstanding first quarter results follow our record fourth quarter and mark the third consecutive quarter that earnings surpassed $800 million. Propelled by strong worldwide crude oil and U.S. natural gas prices, our upstream results were their highest ever. Operationally, we exceeded our production target for the quarter and made excellent progress on our major development projects. In the Philippines, the topsides of the Malampaya project platform were set and we remain on target for first production in the fourth quarter with first delivery of gas in January 2002. In the U.K. North Sea we are drilling new producing wells at the Captain B expansion project which will ramp up field production this year by 25,000 barrels per day by the third quarter.
   "We also continue to progress our high-impact international deepwater exploration program. In Nigeria, the Agbami 3 well successfully appraised the west end of the field extending its areal limits. In Brazil, our drilling program began with the drilling of two of five planned exploration wells.

                                    - more -

   "Downstream earnings were mixed. While refining margins improved in some areas, including the U.S. East and Gulf Coasts where Motiva operates, high utility costs and tight margins burdened refining results elsewhere. Competitive pressures in all regions, especially the U.S. West Coast, caused lower retail marketing results as these operations were unable to fully recover product supply costs."
    Commenting on Texaco's proposed merger with Chevron, Tilton added, "We continue to make good progress toward the completion of our proposed merger with Chevron. In February, our companies announced the leadership team and high-level organization structure for the post-merger company. The European Commission has given its approval of the merger without conditions. The U.S. Federal Trade Commission continues its review."


                                  First Quarter
                                 ---------------
 Texaco Inc. (Millions of dollars):           2001             2000
----------------------------------------------------------------------
 Income before special items                 $ 836            $ 602
                                              ----             ----
 Net losses on major asset sales                 -              (67)
 Tax issue                                       -               46
 Litigation issue                                -              (13)
 Employee related costs                          -                6
 Merger costs                                   (3)               -
                                              ----             ----
 Special items                                  (3)             (28)
                                              ----             ----
 Net income                                  $ 833            $ 574
                                              ====             ====


   Details on special items are included in the following segment information.

OPERATING RESULTS

           EXPLORATION AND PRODUCTION

                                  First Quarter
                                 ---------------
 United States (Millions of dollars):         2001             2000
----------------------------------------------------------------------
 Operating income before special items       $ 589            $ 361
 Special items                                   -              (67)
                                              ----             ----
 Total operating income                      $ 589            $ 294
                                              ====             ====

                                    - more -

   U.S. Exploration and Production earnings for the first quarter of 2001 were significantly higher than last year due to higher natural gas prices. U.S. natural gas prices reached historic levels during the first quarter, reflecting low inventories and strong demand. Texaco's average realized natural gas price was $7.14 per thousand cubic feet (MCF) during the first quarter, 191 percent higher than last year.
     Texaco's average realized crude oil price was $24.31 per barrel for the first quarter, down slightly from last year. Crude oil prices continue to react to changes in global demand, production levels and petroleum inventories which remain lean.
   Daily production for the first quarter of 2001 was 534,000 barrels of oil equivalent per day, 12 percent lower than last year. More than half of this expected reduction was due to last year's sales of non-core producing properties. The balance of the decrease was due to natural field declines and lower production in our California fields as we economically reduced steam production due to high natural gas prices.
   Operating expenses were 13 percent higher in the first quarter as natural gas prices led to significantly higher utilities expenses and production taxes. Exploratory expenses for the quarter were $33 million before tax, $14 million higher than last year.
     Results for the first quarter of 2000 included a special charge of $67 million for net losses on the sales of non-core producing properties.


                                  First Quarter
                                 ---------------
 International (Millions of dollars):         2001             2000
----------------------------------------------------------------------
 Operating income before special items       $ 243            $ 293
 Special items                                   -                -
                                              ----             ----
 Total operating income                      $ 243            $ 293
                                              ====             ====

   International Exploration and Production operating results for the first quarter of 2001 were lower than last year due to decreased production volumes and lower crude oil sales volumes. Daily production was 564,000 barrels of oil equivalent per day in the first quarter 2001, down three percent or 17,000 barrels per day from last year. Last year's sales of non-core producing properties caused a decrease of 40,000 barrels per day or seven percent. Partly offsetting this decrease were higher lifting entitlements in Indonesia as a result of lower crude oil prices and increased production in the Karachaganak field in the Republic of Kazakhstan and in the Partitioned Neutral Zone. However, crude oil sales volumes were lower than last year due to the timing of liftings in the North Sea.

                                    - more -

   Market conditions kept natural gas prices strong throughout the first quarter, while crude oil prices receded slightly. Texaco's average realized crude oil price for the first quarter was $21.61 per barrel, down seven percent from last year. Our average realized natural gas price was $2.00 per MCF in the first quarter, up 35 percent from last year.
   Operating expenses decreased 12 percent in the first quarter due to the sales of non-core producing properties. Exploratory expenses for the first quarter were $16 million before tax, $18 million lower than last year.


           REFINING, MARKETING AND DISTRIBUTION

                                  First Quarter
                                 ---------------
 United States (Millions of dollars):         2001             2000
----------------------------------------------------------------------
 Operating income before special items       $  38            $  13
 Special items                                   -                5
                                              ----             ----
 Total operating income                      $  38            $  18
                                              ====             ====


   U.S. Refining, Marketing and Distribution earnings improved as compared with the extremely low results in 2000.
     Motiva's earnings for the first quarter benefited from significantly higher refining margins in an environment of tight supplies and industry refinery maintenance, although higher utilities expense and scheduled maintenance at the Port Arthur refinery reduced those earnings. While refining results improved, marketing margins were negatively impacted by higher supply costs, which were not fully recovered in the market.
   First quarter earnings for Equilon improved due to substantially higher refining margins and improved refinery operations. Earnings also benefited from higher utilization of proprietary pipelines, higher lubricant margins and improved trading results. These improvements were negatively impacted by extremely high West Coast utilities expense. Also, marketing earnings for Equilon declined from last year due to depressed fuel marketing margins as pump prices lagged increases in supply costs in a very competitive market. This was especially true in the Los Angeles area where retail fuel margins were under intense pressure.
   Results for the first quarter of 2000 included net special benefits of $5 million comprised of a benefit of $18 million for an employee benefits revision and a charge of $13 million for a patent litigation issue.

                                    - more -

                                     - 5 -

                                  First Quarter
                                 ---------------
 International (Millions of dollars):         2001             2000
----------------------------------------------------------------------
 Operating income before special items       $  88            $  63
 Special items                                   -              (12)
                                              ----             ----
 Total operating income                      $  88            $  51
                                              ====             ====

   International Refining and Marketing earnings for the first quarter of 2001 increased from last year. Earnings improved in the Asia Pacific area due to higher marketing margins from lower product acquisition costs and higher trading results.
   Operating results for the first quarter of 2001 decreased in Europe from last year due to weak markets, particularly in the U.K. Decreased margins in both refining and marketing operations resulted from our inability to recover higher supply costs in the marketplace. Results in Latin America were in line with last year with improved refining earnings but lower marketing results.
   Results for the first quarter of 2000 included a special charge of $12 million for employee separation costs.


           GLOBAL GAS, POWER AND ENERGY TECHNOLOGY

                                  First Quarter
                                ---------------
 (Millions of dollars):                       2001             2000
 ---------------------------------------------------------------------
 Operating income before special items        $  5            $  20
 Special items                                   -                -
                                               ---             ----
 Total operating income                       $  5            $  20
                                              ====             ====

   Results for the first quarter of 2001 were lower than last year. This year's results include higher costs and expenses for a new gasification project in Singapore. Results were also negatively impacted by higher fuel expense for the cogeneration facilities. In our U.S. natural gas trading operations, significantly improved natural gas margins and trading results were reduced by lower NGL margins.

                                    - more -

                                     - 6 -
CORPORATE/NON-OPERATING RESULTS

                                  First Quarter
                                 ---------------
 (Millions of dollars):                       2001             2000
----------------------------------------------------------------------
 Operating income before special items      $ (124)          $ (148)
 Special items                                  (3)              46
                                              ----             ----
 Total operating income                     $ (127)          $ (102)
                                              ====             ====

   Corporate and non-operating results for the first quarter of 2001 benefited from lower interest expense and lower advertising and sales promotion expenses.
   Results for the first quarter of 2001 included a special charge of $3 million for costs associated with the proposed merger with Chevron. Results for 2000 included special benefits of $46 million for favorable income tax settlements.

CAPITAL AND EXPLORATORY EXPENDITURES
   Capital and exploratory expenditures were $761 million for the first quarter of 2001, compared with $724 million for 2000.
     Total upstream expenditures increased more than 19 percent over 2000 levels as we continued to focus resources on high impact projects. Internationally, development work continued in the Malampaya natural gas project in the Philippines, the Agbami field offshore Nigeria and the Hamaca heavy oil project in Venezuela. In Kazakhstan, development work also continued in the Karachaganak and North Buzachi fields. In the U.S., spending focused on drilling and workover activity in the Gulf and Permian regions.
   Downstream expenditures in the U.S. were in line with the prior year, while international activity reflected a slowing in marketing spending. Global Gas, Power and Energy Technology spending is lower than last year due to project completions in Thailand, Korea and Singapore.

                                    - xxx -

CONTACTS:               Paul Weeditz        914-253-7745
                        Keelin Molloy       914-253-7461

INVESTOR RELATIONS:     Elizabeth Smith     914-253-4478


                                    - more -

   Listen in live to Texaco's first quarter 2001 earnings discussion with financial analysts on Thursday, April 26th at 11:30 am EDT at:

     http://www.webevents.broadcast.com/texaco/q101earnings
     ------------------------------------------------------

     For technical assistance, call Sheila Lujan at 800-366-9831

Note: This press release contains a number of forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In particular, statements made concerning Texaco's expected performance and financial results in future periods are based upon Texaco's current expectations and beliefs and are subject to a number of known and unknown risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The following factors known to Texaco, among others, could cause Texaco's actual results to differ materially from those described in the forward-looking statements: decreased demand for motor fuels, natural gas and other products; worldwide and industry economic conditions; inaccurate forecasts of crude oil, natural gas and petroleum product prices and production; higher costs, expenses and interest rates; the possibility that the merger with Chevron will not be consummated; the possibility that the anticipated benefits from the merger such as cost reductions will not be fully realized; the process of, or conditions imposed in connection with, obtaining regulatory approvals for the merger; etc. In addition, you are encouraged to review Texaco's latest reports filed with the SEC, including Texaco's Annual Report on Form 10-K filed with the SEC on March 26, 2001, which describes a number of additional risks and uncertainties that could cause actual results to vary materially from those listed in the forward-looking statements made in this press release.


                                    - more -



Income (loss)                                 First Quarter (a)
(Millions of dollars)                       --------------------
                                              2001          2000
                                            ------        ------
Exploration and production
     United States                           $ 589         $ 294
     International                             243           293
                                             -----         -----
           Total                               832           587

Refining, marketing and distribution
     United States                              38            18
     International                              88            51
                                             -----         -----
           Total                               126            69

Global gas, power and energy
  technology                                     5            20
                                             -----         -----
           Total operating segments            963           676
                                             -----         -----

Other business units                            (3)            -

Corporate/Non-operating                       (127)         (102)
                                             -----         -----

          Net income                         $ 833         $ 574
                                             =====         =====

Net income per common share
 (dollars) - diluted                         $1.53         $1.05

Average number of common
 shares outstanding for
 computation of earnings
 per share (millions) - diluted              543.0         545.5

Provision for income
 taxes included in net
 income                                      $ 568         $ 363

(a) Includes special items indicated in this release.


                                    - more -


Other Financial Data                            First Quarter
(Millions of dollars)                       --------------------
                                              2001          2000
                                            ------        ------
Revenues                                  $ 14,134      $ 11,271

Total assets as of March 31               $ 32,200(b)   $ 29,415

Stockholders' equity as of March 31       $ 14,100(b)   $ 12,374

Total debt as of March 31                 $  6,900(b)   $  7,415

Capital and exploratory
 expenditures
Exploration and production
     United States                        $    214      $    175
     International                             417           353
                                          --------      --------
          Total                                631           528

Refining, marketing and
 distribution
     United States                              63            65
     International                              52           100
                                          --------      --------
          Total                                115           165

Global gas, power and
 energy technology                              12            28
                                          --------      --------
          Total operating
           segments                            758           721

Other business units                             3             3
                                          --------      --------
          Total                           $    761      $    724
                                          ========      ========
Exploratory expenses (c)
     United States                        $     33      $     19
     International                              16            34
                                          --------      --------
          Total                           $     49      $     53
                                          ========      ========

Dividends paid to
 common stockholders                      $    243      $    245

Dividends per common
 share (dollars)                          $    .45      $    .45

Dividend requirements
 for preferred
 stockholders                             $      3      $      3

(b)  Preliminary

(c) Includes prior years' exploratory expenditures expensed in the current year

                                    - more -

Operating Data                                  First Quarter
                                           ---------------------
                                              2001          2000
                                           -------       -------
Exploration and production

     United States
          Net production of
           crude oil and natural
           gas liquids (MBPD)                  325           377

          Net production of
           natural gas available
           for sale (MMCFPD)                 1,255         1,361
                                            ------        ------
               Total net production
                (MBOEPD)                       534           604

          Natural gas sales
           (MMCFPD)                          4,627         3,394

          Average U.S. crude
           (per bbl.)                       $24.31        $24.46
          Average U.S. natural
           gas (per mcf)                    $ 7.14        $ 2.45
          Average WTI (Spot)
           (per bbl.)                       $28.72        $28.91
          Average Kern (Spot)
           (per bbl.)                       $19.89        $22.84

     International
          Net production of
           crude oil and
           natural gas liquids
           (MBPD)
            Europe                             119           144
            Indonesia                          133           124
            Partitioned Neutral
             Zone                              147           135
            Other                               55            70
                                            ------        ------
               Total                           454           473

          Net production of natural
           gas available
           for sale (MMCFPD)
            Europe                             267           289
            Colombia                           202           208
            Other                              188           152
                                            ------        ------
               Total                           657           649
                                            ------        ------
               Total net production
                (MBOEPD)                       564           581

          Natural gas sales
           (MMCFPD)                            673           685

          Average International crude
           (per bbl.)                       $21.61        $23.32
          Average International
           natural gas (per mcf)            $ 2.00        $ 1.48
          Average U.K. natural
           gas (per mcf)                    $ 3.63        $ 2.63
          Average Colombia natural
           gas (per mcf)                    $ 1.40        $  .94

          Total worldwide net
           production (MBOEPD)               1,098         1,185

                                    - more -


Operating Data                                  First Quarter
                                            --------------------
                                               2001         2000
                                            -------      -------
Refining, marketing
 and distribution

     United States
          Refinery input
           (MBPD)
            Equilon area                       198           277
            Motiva area                        309           265
                                             -----         -----
               Total                           507           542

          Refined product sales
           (MBPD)
            Equilon area                       651           690
            Motiva area                        416           341
            Other                              375           292
                                             -----         -----
               Total                         1,442         1,323

     International
          Refinery input
          (MBPD)
            Europe                             365           364
            Caltex area                        365           346
            Latin America/West Africa           66            52
                                             -----         -----
               Total                           796           762

          Refined product sales
           (MBPD)
            Europe                             584           635
            Caltex area                        523           580
            Latin America/West Africa          519           448
            Other                              163            95
                                             -----         -----
               Total                         1,789         1,758
